UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

Victoria’s Secret & Co.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Explanatory Note

On May 11, 2026, Victoria’s Secret & Co. (“VS&Co” or the “Company”) filed with the Securities and Exchange Commission (“SEC”) and began the process of printing a supplement (the “Proxy Supplement”) to its Proxy Statement (the “Proxy Statement”) for the Company’s 2026 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”).

The Company is filing these definitive additional materials solely to correct certain inadvertent errors contained within the table filed with the SEC in the section entitled “Information Regarding Transactions in the Company’s Securities by Participants” included in the Appendix to the Proxy Supplement. The correct table, which is included in the printed version of the Proxy Supplement that will be distributed to certain stockholders of the Company, is set forth below:

Company Securities Purchased or Sold

(May 1, 2024 through May 11, 2026)

Name	Transaction Date	Number of Securities	Transaction Notes
Irene Chang Britt	06/18/2025	7,440
	06/13/2024	7,796
Sarah Davis	06/18/2025	7,304
	06/13/2024	7,654
Donna James	04/02/2026	2,175
	06/18/2025	12,739
	09/12/2024	1,000
	06/13/2024	12,210
Jacqueline Hernández	06/18/2025	7,304
	06/13/2024	7,654
Rod Little	06/18/2025	6,761
	06/13/2024	7,084
David McCreight	06/18/2025	7,304
	04/03/2025	3,246
Lauren Peters	06/18/2025	7,440
	06/13/2024	7,796
Anne Sheehan	04/02/2026	633
	06/18/2025	7,304
	06/13/2024	7,654
Hillary Super	03/19/2026	80,662
	03/19/2026	(23,294)
	10/07/2025	(39,045)
	03/19/2025	142,066
	10/07/2024	237,800
Scott Sekella	03/19/2026	30,765
	02/03/2026	(2,061)
	09/02/2025	11,161
	02/03/2025	21,484

Melinda McAfee	03/19/2026	16,546
	03/19/2026	(13,445)
	03/16/2026	(11,679)
	02/19/2026	20,256	1
	10/31/2025	(2,221)
	03/19/2025	53,621
	03/19/2025	(7,764)
	03/16/2025	(7,351)
	02/20/2025	9,400
	10/31/2024	(1,020)
	08/18/2024	(214)
	05/19/2024	(1,328)
Mariam Naficy	06/18/2025	6,625
	06/13/2024	6,942

Transaction Descriptions

1

The reported acquired securities represent shares issued in settlement of performance share units granted on March 16, 2023 for which the Human Capital and Compensation Committee has certified achievement of performance.

Except as described in this Explanatory Note, the information contained in the Proxy Statement, as supplemented and amended by the Proxy Supplement, remains unchanged.